Exhibit 10.1

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “First Amendment”) is made as of January 31, 2008 by and among Network CN Inc., a Delaware corporation (the “Company”), Shanghai Quo Advertising Company Limited, a limited liability company, incorporated under the laws of PRC (“Quo”), the Designated Holders and the Investors.

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.        The Company, Quo, the Designated Holders and the Investors have entered into that certain Note and Warrant Purchase Agreement dated November 19, 2007 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), to which reference is made for the meaning of all capitalized terms not otherwise defined herein; and

B.        The Company has requested that the Purchase Agreement be amended to establish, among other things, additional funding channels between the Company and its PRC Operating Companies as hereinafter set forth and to provide for certain other modifications in connections with the Third Closing, including relating to the delivery of the Security Documents, and the Investors have agreed, subject to the terms and conditions of this First Amendment, to so amend the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

Section A.     Amendments to Purchase Agreement

1.     Amendments to Recitals

(a)           The recitals of the Purchase Agreement are hereby amended by amending and restating the third recital as follows:

“WHEREAS, the Company shall enter into a share purchase agreement with Cityhorizon Limited, a company incorporated under the laws of the Hong Kong Special Administrative Region (“Cityhorizon”) to acquire 100% of the equity in Cityhorizon BVI (the “Cityhorizon Acquisition”).”

2.     Amendments to Definitions

(a)           Section 1 of the Purchase Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

““Ad JV” means the joint venture to be established by Quo and Linkrich as further described in Section 7(cc).

“BVI” means the British Virgin Islands.

“Cityhorizon Acquisition” has the meaning given in the recitals.

“Cityhorizon BVI Acquisition” means the acquisition of Cityhorizon BVI by Cityhorizon pursuant to the Share Purchase Agreement, dated as of January 1, 2008 by and among the Company, NCN Media Services Ltd., Cityhorizon, Cityhorizon BVI, Lianhe, Bona and Liu Man Ling.

“Cityhorizon BVI” means Cityhorizon Limited, a company incorporated under the laws of BVI.

“Collateral Agent” means Sculptor Finance (MD) Ireland Limited as collateral agent for the benefit of itself and the other Investors, and its successors and assigns.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement dated as of January 31, 2008 among Sculptor Finance (MD) Ireland Limited, as collateral agent, and the Investors and any successor agreement.

“Crown Eagle” means Crown Eagle Investments Limited, a company incorporated under the laws of HK.

“Crown Eagle Assignment of Contracts” means any Assignment of Contracts to be entered into between Crown Eagle and the Company, in the form annexed hereto as Exhibit K-3 or as otherwise agreed by the Collateral Agent.

“Crown Eagle Mortgage Agreement” means any Mortgage Agreement to be entered into between Crown Eagle and the Operating Lease WFOE, in the form annexed hereto as Exhibit K-1 or as otherwise agreed by the Collateral Agent.

“Crown Eagle Shareholder Loan Agreement” means any Shareholder Loan Agreement to be entered into between Crown Eagle and the Operating Lease WFOE, in the form annexed hereto as Exhibit K-2 or as otherwise agreed by the Collateral Agent.

“Crown Eagle Shareholder Loan Documents” means in respect of any Crown Eagle Shareholder Loan to the Operating Lease WFOE, each of a Crown Eagle Shareholder Loan Agreement, a Crown Eagle Mortgage Agreement and a Crown Eagle Assignment of Contracts.

“Crown Eagle Shareholder Loans” means the loans made from time to time by Crown Eagle to the Operating Lease WFOE made pursuant to the Crown Eagle Shareholder Loan Documents.

“Drawdown Notice” has the meaning given in Section 7(bb).

“Escrow Account” has the meaning given in Section 7(bb).

“HK” means the Hong Kong Special Administrative Region.

“Linkrich” means Linkrich Enterprise Advertising and Investment Limited, a company incorporated under the laws of HK.

“Linkrich Acquisition” means the acquisition of Linkrich by NCN Media in December 2007.

“Majority Holders” means the holders of a majority of the principal amount of the Notes.

“NCN Group” means NCN Group Limited, a direct wholly-owned subsidiary of the Company, incorporated under the laws of BVI.

“NCN Group Note” means the Secured Promissory Note, dated as of January 31, 2008, issued by NCN Group in favour of the Company, in the aggregate principal amount of $50 million evidencing the proceeds of the Notes loaned by the Company to NCN Group.

“NCN Group Share Charge” means the Share Charge, dated as of January 31, 2008, entered into between the Company and the Collateral Agent under BVI law whereby the Company pledges 66% of its equity interest in NCN Group to the Collateral Agent for the benefit of the Collateral Agent and the Investors (“NCN Group Share Charge”).

“NCN Media” means NCN Media Services Ltd., an indirect wholly owned subsidiary of the Company, incorporated under the laws of BVI.

“Network Security Agreement” means the Security Agreement dated as of January 31, 2008 between the Company and the Collateral Agent, whereby the Company grants a security interest in all its assets (excluding security interests in excess of 66% of the voting securities of foreign subsidiaries directly owned by the Company) in favor of the Collateral agent for the benefit of the Collateral Agent and the Investors.

“Network Security Documents” means the Network Security Agreement, the NCN Group Note and the NCN Group Share Charge.

“Operating Lease WFOE” means the WFOE to be established by Crown Eagle as further described in Section 7(dd).

“PRC Subsidiaries” means Lianhe, Ad JV, the Operating Lease WFOE and any other Subsidiary of the Company organized under the laws of the PRC and approved by the Collateral Agent.

“Trust Documents” means the agreements listed in Schedule IV attached hereto.

“Undertaking Agreement” means the NCN Parties Undertaking Agreement dated as of January 31, 2008, among the Company, NCN Group, NCN Media, Cityhorizon, Cityhorizon BVI, Crown Eagle, Linkrich and the Collateral Agent for the benefit of the Collateral Agent and the Investors.

“US” means the United States of America.

“WFOE” means wholly foreign owned enterprise.”

(b)           Section 1 of the Purchase Agreement is hereby amended by amending and restating the definitions of “Group Companies”, “Offshore Security Documents”, “Onshore Documents”, “Security Documents”, “Shareholder Loan” and “Transaction Documents” as follows:

““Group Companies” means the Company, its Subsidiaries and the PRC Operating Companies.

“Offshore Security Documents” means the security documents listed in Exhibit E attached hereto and all other mortgages, security agreements, documents, instruments and other materials, entered into from time to time, necessary to create or perfect any Lien upon the assets of the Company and its Subsidiaries, in form and substance satisfactory to the Investors.

“Onshore Security Documents” means the security documents listed in Exhibit F attached hereto and all other mortgages, security agreements, documents, instruments and other materials, entered into from time to time, necessary to create or perfect any Lien upon the assets of the Company and its Subsidiaries, in form and substance satisfactory to the Investors.

“Security Documents” means the Network Security Documents, the Offshore Security Documents, the Onshore Security Documents, the Crown Eagle Shareholder Loan Documents and all other mortgages, security agreements, documents, instruments and other materials, entered into from time to time, necessary to create or perfect any Lien upon the assets of the Company and its Subsidiaries.

“Shareholder Loans” means the Crown Eagle Shareholder Loans and any other loans approved by the Collateral Agent and made from time to time by each of Cityhorizon BVI, Cityhorizon, Crown Eagle, Linkrich or any other Subsidiary of the Company, as the case may be, to the Company’s PRC Subsidiaries.

“Transaction Documents”  means the Purchase Agreement (including the updated Disclosure Schedules), the Securities, the NCN Group Note, the Undertaking Agreement, the Security Documents, the Restructuring Documents, the Investor Rights Agreement, the Bloompoint Lock-up Agreement, the Management Lock-Up Agreement, the Non-Competition Agreements, the Registration Rights Agreement, the Bloompoint Waiver and all other agreements, instruments and documents delivered from time to time in connection herewith and therewith as any or all of the foregoing may be supplemented or amended from time to time.”

(c)           Section 1 of the Purchase Agreement is hereby further amended by deleting the definitions of “Acquisition” and “Joinder to the Purchase Agreement” in their entirety.

3.     Amendments to the Representations and Warranties of the Company and Quo

(a)       Section 6 of the Purchase Agreement is hereby amended by adding the following at the end of the first sentence in subsection (6)(d)(i):

“; provided, however, that as of the Third Closing 71,546,608 shares of Common Stock are issued and outstanding”

(b)           Section 6 of the Purchase Agreement is hereby amended by amending and restating subsection 6(k) as follows:

“(k)           Security Interests

(i)           Each Network Security Document creates valid and enforceable security interests in favour of the Collateral Agent, for the benefit of the Collateral Agent and the Investors, subject to no other prior or pari passu Liens, in all the collateral specified therein, including without limitation, the NCN Group Note and all rights of the Company under the other Security Documents, which security interests will secure the repayment of the Notes issued hereunder and the other obligations purported to be secured thereby.

(ii)           Each Security Document other than the Network Security Documents and the Crown Eagle Shareholder Loan Documents creates valid and enforceable security interests in favour of the Company, subject to no other prior or pari passu Liens, in all the collateral specified therein, which security interests secure the repayment of the NCN Group Note and the other obligations purported to be secured thereby.”

(iii)           When executed and delivered, the Crown Eagle Shareholder Loan Documents will create valid and enforceable security interests in favour of Crown Eagle subject to no other prior or pari passu Liens, in all the collateral specified therein, which security interest secures the repayment of the relevant Crown Eagle Shareholder Loan and the other obligations purported to be secured thereby.

(c)           Section 6 of the Purchase Agreement is hereby amended by amending and restating the first sentence in subsection 6(q) as follows:

“Except as set forth in Schedule 6(q) of the Disclosure Schedule, all tax returns required to be filed by each of the Group Companies have been filed (taking into account all extensions of due dates), and all such returns are true, complete and correct.”

4.     Amendments to the Covenants of the Company and Quo

Section 7 of the Purchase Agreement is hereby amended by adding immediately after sub-section 7(aa) the following:

b “(bb)	The Company shall immediately cause NCN Group to deposit US$32,000,000 of the Third Note Purchase Price into bank account No. 263-693-500288-111 (Swift Code: CATHUS6L) owned by NCN Group in Cathay Bank Hong-Kong Branch (the “Escrow Account”) and cause the Escrow Account to be continuously subject to the Fixed Charge over Bank Account referred to in Exhibit E annexed hereto. The Company shall submit to the Collateral Agent for approval a written application for every drawdown from the Escrow Account, which application shall detail the proposed use of such drawdown amount, the estimated timeline for such usage, the cash flow channel utilized with respect thereto and include such other information with respect thereto requested by the Collateral Agent (each, a “Drawdown Notice”). The Company may withdraw amounts from the Escrow Account only with the express written consent of the Collateral Agent and shall only use the proceeds of any such withdrawal in accordance with the description thereof set out in the relevant Drawdown Notice; it being understood that, if the amounts withdrawn are not promptly applied in accordance with such Drawdown Notice and the Transaction Documents, the Company shall immediately provide written notice to the Collateral Agent of such event and, unless otherwise agreed by the Collateral Agent, redeposit any such amount in the Escrow Account or, as the case maybe, a new PRC escrow account satisfactory to the Collateral Agent whereby the written approval of a designee of the Collateral Agent is required, in a manner satisfactory to the Collateral Agent, for any withdraw of funds from such PRC escrow account.

(cc)
Within 30 days after the Third Closing or such later date as agreed to by the Collateral Agent, the Company and Quo shall take all necessary action in accordance with Applicable Law to establish a joint venture between Linkrich and Quo in the PRC, in form and substance satisfactory to the Collateral Agent (the “Ad JV”).  Linkrich and Quo shall initially hold 51% and 49%, respectively, of the equity interests of the Ad JV and the Company and Quo agree to take all necessary actions in accordance with Applicable Law to increase Linkrich’s equity holding in the Ad JV to at least 90%, in such case in form and substance satisfactory to the Collateral Agent. Upon written notice by the Collateral Agent or Majority Holders to the Company, the Company shall promptly replace any of the Designated Holders of Quo with a nominee chosen by the Collateral Agent or Majority Holders at any time after the Third Closing, such that the Investors control at least 90% of the equity interest of Quo; it being understood that the price for such transfer of equity interest in Quo shall be nominal as to the Investors.

(dd)
Within 30 days of the Third Closing or such later date as agreed to by the Collateral Agent, the Company shall cause NCN Media, through its wholly owned subsidiary Crown Eagle, to establish a new WFOE in accordance with Applicable Law, in form and substance satisfactory to the Collateral Agent (the “Operating Lease WFOE”).  The Company and its Subsidiaries will cause the Operating Lease WFOE to purchase all the LED panels and, unless otherwise agreed by the Collateral Agent, all other LED panels of any nature purchased by the Company or any of its Subsidiaries, and all such purchases shall be on terms and conditions in form and substance satisfactory to the Collateral Agent.  For each Crown Eagle Shareholder Loan, the Company shall cause Crown Eagle and the Operating Lease WFOE to execute and deliver to the Company and the Collateral Agent a set of Crown Eagle Shareholder Loan Documents with respect thereto in form and substance satisfactory to the Collateral Agent.

(ee)
The Company represents, warrants and covenants that all amounts invested (through a Shareholder Loan or otherwise) in any PRC Subsidiary, PRC Operating Company or otherwise into the PRC, including any direct or indirect proceeds of the Notes, will be in compliance with all Applicable Laws except for de minimus violations that are curable and are cured promptly.  The Company represents, warrants and covenants that all such investments will be made into any PRC Subsidiary by their respective offshore direct holding company in the form of a Shareholder Loan in form and substance satisfactory to the Collateral Agent, except to the extent otherwise agreed by the Collateral Agent.

(ff)
The Company shall cause Lianhe to maintain its status as a Chinese hi-tech WFOE under Applicable Laws and shall cause any revenues generated by the PRC Operating Companies to be transferred to Lianhe or another PRC Subsidiary of the Company in accordance with the Structure Agreements or as otherwise agreed by the Collateral Agent.

(gg)
Concurrently with the establishment of the Ad JV and the Operating Lease WFOE, respectively, the Company shall cause each of Linkrich and Crown Eagle to enter into the share pledge agreements listed in Schedule VI attached hereto, in form and substance satisfactory to the Collateral Agent and pledge not less than 66% of the equity of the Ad JV and the Operating Lease WFOE to secure the NCN Group Note and the other obligations set forth therein.  The Company shall further cause each of Linkrich, Crown Eagle, the Ad JV and the Operating Lease WFOE to obtain approvals from, and complete filing procedures with relevant Governmental Authorities in respect of the aforementioned share pledge agreements within sixty (60) days after the Third Closing Date or such later date agreed to by the Collateral Agent.  The Company shall, as required by the Collateral Agent, cause the Ad JV and the Operating Lease WFOE to enter into similar Structure Agreements with the PRC Operating Companies, in form and substance satisfactory to the Collateral Agent; provided that, except as otherwise agreed by the Collateral Agent, the Company shall simultaneously cause any existing Structure Agreements entered into by Lianhe with the PRC Operating Companies to be terminated such that at any given time the PRC Operating Companies shall have entered into valid and effective Structure Agreements with only one of Lianhe, the Ad JV or the Operating Lease WFOE.

(ii)
Within thirty (30) days after the Third Closing or such later date agreed to by the Collateral Agent, the Company shall cause Cityhorizon BVI and Lianhe, respectively, to obtain approvals from, and complete filing procedures with, relevant Governmental Authorities in respect of the security provided by the Security Documents.

(jj)
As soon as practicable after the Third Closing but, in any event, no later than December 31, 2008, the Company shall cause Cityhorizon BVI to be liquidated with and into Citihorizon HK and, in connection with such liquidation, shall cause Citihorizon HK and its other Subsidiaries to enter into Security Documents requested by the Collateral Agent.

(kk)
Upon written notice by the Collateral Agent or Majority Holders to the Company, the Company shall promptly replace certain shareholders of Bona and Botong with a nominee chosen by the Collateral Agent or Majority Holders such that the Investors control at least 51% of the equity interest of each of Bona and Botong; it being understood that the price for such transfer of equity interest in Bona and Botong shall be nominal as to the Investors.

(ll)
The Company shall, and shall cause each of the Group Companies to, comply with all applicable tax laws at all times and in all respects, including, but not limited to, the due and timely filing of all tax returns.

b (mm)	b
In the event the Company intends to form or acquire any additional Subsidiaries after the Third Closing, the Company shall, prior to such formation or acquisition, notify the Collateral Agent and the Investors thereof, and provide to the Collateral Agent and the Investors such formation or acquisition documents for approval by the Collateral Agent. In the event that the Collateral Agent and Majority Holders provide consent to such formation or acquisition, the Company may form or acquire such additional Subsidiaries and shall cause such Subsidiaries to concurrently execute and become a party to any and all Security Documents and other Transaction Documents required by the Collateral Agent and Majority Holders.  The Company agrees to provide such evidence as the Collateral Agent or Majority Investors shall request as to the perfection and priority status of each of the security interests and Liens created by such Security Documents and any other Security Documents.

(nn)
The Company shall and shall cause its Subsidiaries to take such actions as are necessary or as the Collateral Agent or the Majority Holders may request from time to time (including the execution and delivery of joinders and/or guaranties to this Agreement and any other applicable Security Documents, Transaction Documents, deposit account control agreements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the obligations of the Company and its Subsidiaries hereunder and under the other Transaction Documents are secured by substantially all of the assets, equity securities and personal property of the Company and its Subsidiaries (whether now existing or promptly upon the acquisition or creation thereof after the date hereof) and to give effect to the other provisions of this Agreement and the other Transaction Documents.

(oo)
The Company acknowledges and agrees that, notwithstanding anything contrary provided in any Warrant, if any of the Notes have not been paid in full on or prior to June 30, 2011, the Warrants shall continue in full force and effect until such time as the Notes have been paid in full.  If requested by any Investor, the Company shall issue replacement warrants for the Warrants of such Investor issued in connection with the First Closing and the Second Closing adding at the end of Section 14 thereof the following: “; provided, however, if any of the Notes have not been paid in full on or prior to June 30, 2011, this Warrant shall continue in full force and effect until such time as the Notes have been paid in full”.

5.      Amendments to Conditions Precedent to the Third Closing

Section 9(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(c)        The Investors’ obligation to purchase the Third Note under this Agreement at the Third Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Third Closing:

(i)
All the representations and warranties of each of the Group Companies shall be true and correct as of the Closing Date.  Each of the Group Companies shall have performed, satisfied and complied with, as of the Closing Date and to the Investors’ satisfaction, all covenants, agreements and conditions required by the Transaction Documents, as applicable to each of the Group Companies.

(ii)
The Company shall provide to the Investors evidence to the satisfaction of the Investors that the procedure contemplated by sections 47A-48 of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Whitewash Procedure”) has been completed by each of Company’s Subsidiaries organized under HK law in relation to any relevant Transaction Document.

(iii)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or interfere with the consummation of the transactions contemplated under the Transaction Documents to be entered into at the Third Closing; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or threatened as of the Closing Date.

(iv)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents.  No Proceeding shall be pending or threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities.

(v)
The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by the Transaction Documents, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(vi)
The Company shall have received due and proper waivers, or shall have entered into amendments or agreements effecting such waivers, by the security holder, creditor or anyone who holds similar rights in the Company (other than the holders of the Securities), of any restrictions with respect to the issuance or sale of the Securities or the consummation of the transactions contemplated under the Transaction Documents, or any provisions that would materially and adversely affect the interests of the holders of the Securities or the consummation of the transactions contemplated under the Transaction Documents, including without limitation any right of first refusal or right to be consulted or to make a comparable offer with respect to the Securities, held by any such security holder, creditor or  holder of similar rights.

(vii)
The Investors shall have received on the Closing Date a certificate dated as of the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Group Companies to the effect that (a) the representations and warranties set forth in the Agreement and the other Transaction Documents are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Group Companies has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in the Transaction Documents, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect on the Group Companies, (d) since the date of the most recent financial statements in the SEC Reports, none of the Group Companies has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any other transactions not in the ordinary course of business, and there has not been any change in the Capital Stock or long-term indebtedness of any of the Group Companies, and (e) the sale of any of the Notes or Warrants has not been enjoined (temporarily or permanently) and (f) the Cityhorizon BVI Acquisition and the Linkrich Acquisition have occurred.

(viii)
The respective board of directors (or its equivalent) of the Group Companies shall have approved and authorized by all necessary corporate or other action, as applicable, (i) the execution and delivery of the Transaction Documents to which they are a party, (ii) all actions to be performed or satisfied under the Transaction Documents to which they are a party, (iii) the consummation of the transactions contemplated by the Transaction Documents to which they are a party, and (iv) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and the offering of the Notes and the issuance of the Warrants, and shall have provided the Investors with a copy of such authorizations.

(ix)
The consummation of the Cityhorizon BVI Acquisition and the Linkrich Acquisition and the termination of the Trust Documents with the Designated Holders in accordance with Applicable Laws and to the satisfaction of the Investors.

(x)
Lianhe submitted application to the relevant Governmental Authority in the PRC to amend its business scope and adjust its total investment and registered capital, and Lianhe shall enter into the Structure Agreements with the PRC Operating Companies.

(xi)
NCN Group shall issue the NCN Group Note and the Company, NCN Group, NCN Media, Cityhorizon, Cityhorizon BVI, Linkrich and Crown Eagle shall execute and deliver to the Collateral Agent a fully executed original (or clearly legible facsimile copy) of the Undertaking Agreement.

(xii)
The Offshore Security Documents and the Onshore Security Documents shall have been executed and delivered by the parties thereto and the Collateral Agent shall have received a fully executed original (or clearly legible facsimile copy) of the Offshore Security Documents and the Onshore Security Documents.  The security provided by the Offshore Security Documents shall have been perfected, charged, approved, registered with relevant filing agents or Government Authorities, as applicable.

(xiii)
The Collateral Agent and the Investors and their counsel shall be satisfied that (i) the Liens granted to the Collateral Agent, for the benefit of the Investors, in the collateral described in the Network Security Documents is a first priority Lien; (ii) no Lien exists on any of the collateral described therein other than the Lien created in favor of the Collateral Agent, for the benefit of the Investors, (iii) the Liens granted to the Company in the collateral described in the other Security Documents is a first priority Lien, and (iv) no Lien exists on any of the collateral described therein other than the Lien created in favor of the Company.

(xiv)
The Collateral Agent and the Investors shall have received copies of all documents executed and delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be executed and delivered at or prior to the Third Closing Date and shall have received updated Disclosure Schedules to the extent circumstances have changed since the Second Closing in form and substance satisfactory to the Collateral Agent and the Investors.

(xv)	Neither the Company nor any other party to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(xvi)
The Collateral Agent and the Investors shall have received at the Third Closing, the opinions of BVI counsel, US counsel, HK counsel, and PRC Counsel, in each case, dated the Third Closing Date, in form and substance satisfactory to the Collateral Agent and the Investors;

(xvii)
The Collateral Agent and the Investors shall have approved a fund flow chart setting forth how the proceeds from the issue of the Notes shall be transferred to the PRC Operating Companies and converted into RMB.

(xviii)
The Collateral Agent and the Investors shall have received certified copies of searches of all applicable registers of security interests applicable to the Group Companies, such searches to be satisfactory to the Investors.

(xix)	All the conditions specified in Section 9(b) above shall have been fulfilled, satisfied or remain satisfied for the Third Closing, unless waived in writing by the Investors.”

6.           Substitution of Exhibits

Exhibits A, E and F of the Purchase Agreement are hereby amended by deleting said Exhibits in their entirety and substituting in place thereof the new exhibits attached hereto as Annex A to this Amendment.

7.           Addition of Exhibits

The Purchase Agreement is hereby amended by adding Exhibits K-1, K-2 and K-3 attached hereto as Annex B.

8.           Substitution of Schedules

All of the Disclosure Schedules of the Purchase Agreement are hereby amended and restated in their entirety as attached hereto as Annex C to this Amendment.

9.           Addition of Schedules

The Purchase Agreement is hereby amended by adding Schedules IV, V and VI thereto attached hereto as Annex D.

Section B.           Representations and Warranties

1.        In order to induce Investors to enter into this First Amendment, the Company, Quo and each of the other Group Companies that is a party hereto represents and warrants to the Collateral Agent and the Investors that the following statements are true, correct and complete:

(a)          each of the Company and Quo has all requisite corporate or other organizational power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Purchase Agreement as amended by this First Amendment (the “Amended Agreement”);

(b)         the execution and delivery of this First Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company and Quo;

(c)          the execution and delivery by the Company and Quo of this First Amendment and the performance by the Company and Quo of the Amended Agreement do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Company’s and its Subsidiaries capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, (A) the Charter Documents or By-Laws of the Company and its Subsidiaries and Quo, or (B) any Law to which the Company and its Subsidiaries and Quo are subject, or (C) any agreement, instrument, contract, order, judgment or decree to which each of the Company or its Subsidiaries or Quo is a party;

(d)         Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution and delivery by the Company and Quo of this First Amendment and the performance by the Company and Quo of the Amended Agreement, except for those which if not made, obtained or taken could not reasonably be expected to result in a Material Adverse Effect;

(e)          this First Amendment and the Amended Agreement constitute, legal, valid and binding obligations of each of the Company and Quo, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and subject to general equitable principles which may limit the right to obtain equitable remedies;

(f)           the representations and warranties contained in Section 6 of the Purchase Agreement are and true, correct and complete in all material respects on and as of the date hereof and the Third Closing to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

(g)          no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute a Default or an Event of Default.

Section C.           Conditons to Effectiveness

1.           This First Amendment shall be a Transaction Document and become effective only upon the satisfaction of the following conditions precedent (the “Closing Conditions”):

(a)         The Collateral Agent and the Investors shall have received on or prior to the Third Closing this First Amendment, duly executed and delivered by all Parties.

Section D.           Miscellaneous

1.           Reference to and Effect on the Purchase Agreement and the SecurityDocuments

(a)         On and after the effective date of this First Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement and each reference in the Security Documents to the “Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

(b)         Except as specifically amended by this First Amendment, the Purchase Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)         The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Investor under the Purchase Agreement or any Security Document.

2.           Headings

Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

3.           Applicable Law

THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

4.           Consent to Jurisdiction and Service of Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.

5.           Waiver of Jury Trial

THE PARTIES HERETO HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS FIRST AMENDMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

6.           Counterparts

This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment on the day and year first before written.

NETWORK CN INC.

By:    /s/ Godfrey C. Hui
Name: Godfrey C. Hui
Title: CEO and Director

SHANGHAI QUO ADVERTISING COMPANY LIMITED

By:    /s/ Lina Zhang
Name: Lina Zhang
Title: Legal Representative

 /s/ Lina Zhang
Lina Zhang

 /s/ Qinxiu Zhang
Qinxiu Zhang

INVESTORS:

SCULPTOR FINANCE (MD) IRELAND LIMITED

By:  /s/ Jennifer Coyne
Name: Jennifer Coyne
Title: Director

SCULPTOR FINANCE (AS) IRELAND LIMITED

By:  /s/ Jennifer Coyne
Name: Jennifer Coyne
Title: Director

SCULPTOR FINANCE (SI) IRELAND LIMITED

By:  /s/ Jennifer Coyne
Name: Jennifer Coyne
Title: Director

OZ MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By:  /s/ Joel Frank
Name: Joel Frank
Title:  CFO

OZ ASIA MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By:  /s/ Joel Frank
Name: Joel Frank
Title: CFO

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.

By: OZ Advisors II LP, its General Partner
By: Och-Ziff Holding LLC, its General Partner

By:  /s/ Joel Frank
Name: Joel Frank
Title: CFO